Exhibit 4.1

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, OR PLEDGED EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3), (7) OR (8) UNDER THE SECURITIES ACT), OR (C) HE OR SHE IS AN INDIVIDUAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) (4), (5) OR (6) UNDER SECURITIES ACT); (2) AGREES THAT HE, SHE OR IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OF ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THE UNITS FOR HIS, HER OR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF (AND, IF REQUESTED, BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO US); OR (E) IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     UNLESS WAIVED BY THE ISSUER, PRIOR TO THE COMMON UNITS QUALIFYING AS A CLASS OF PUBLICLY-OFFERED SECURITIES AND FOLLOWING THE ISSUE DATE, THIS SECURITY IS NOT TRANSFERABLE, EXCEPT BY THE ISSUER, TO A PARTY THAT IS A PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 OR TO SECTION 4975 OF THE US INTERNAL REVENUE CODE OF 1986, AS AMENDED (WHETHER OR NOT SUBJECT TO EITHER ERISA OR THE CODE) OR TO A FIDUCIARY OR OTHER PERSON PURCHASING THIS SECURITY FOR OR WITH THE ASSETS OF SUCH A PLAN. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE IS SUBJECT TO THE RIGHT OF THE TRUST TO REQUIRE THAT THE TRANSFEROR DELIVER TO IT A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM SET FORTH IN THE OFFERING MEMORANDUM.
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian

	(Minor)		(Cust)

under Uniform Gifts to Minors Act—

(State)

Additional abbreviations, though not in the above list, may also be used.
ASSIGNMENT OF COMMON UNITS
IN
HIGHLAND FINANCIAL PARTNERS, L.P.

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact

with full power of substitution to transfer the same on the books of Highland Financial Partners, L.P.

Date:

SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

(Signature)

SIGNATURE(S) GUARANTEED

(Signature)

     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.